EXHIBIT 99.1

HemCon Medical
Technologies, Inc.

Consolidated Financial Statements

HemCon Medical Technologies, Inc.,
Debtor in possession
Index

Page(s)

Report of Independent Auditors	2

Consolidated Financial Statements

Balance Sheets for the Period Ended March 31, 2013 (Unaudited) and the Years Ended December 31, 2012 and 2011	3-4

Statements of Operations for the Years Ended December 31, 2012 and 2011	5

Unaudited Statements of Operations for the Periods Ended March 31, 2013 and 2012	6

Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit) from December 31, 2010 through March 31, 2013	7

Statements of Cash Flows for the Years Ended December 31, 2012 and 2011	8

Unaudited Statements of Cash Flows for the Periods Ended March 31, 2013 and 2012	9

Notes to Consolidated Financial Statements	10-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of HemCon Medical Technologies, Inc.
Portland, Oregon

We have audited the accompanying consolidated balance sheets of HemCon Medical Technologies, Inc. (the "Company") as of December 31, 2012 and 2011 and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity(deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HemCon Medical Technologies, Inc. as of December 31, 2012 and 2011 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has recently emerged from bankruptcy, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter is also disclosed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 19, 2013

HemCon Medical Technologies, Inc.,
Debtor in possession
Consolidated balance Sheets
Period Ended March 31, 2013 (unaudited)
Years Ended December 31, 2012 & 2011 (audited)

(in thousands)

Assets	Unaudited March 31, 2013	December 31, 2012	December 31, 2011
Current Assets
Cash and cash equivalents	1,814	413	4,267
Accounts receivable, net	761	768	634
Contracts receivable	3	17	110
Income taxes receivable	73	73	73
Inventories	1,241	1,111	1,172
Prepaid expenses and other	263	272	331
Current assets held for sale	1,500	-	-
Total current assets	5,655	2,654	6,587

Property and equipment, net	1,404	1,530	4,027
Deposits and other assets	53	53	53
Goodwill	791	791	791
Total assets	7,903	5,028	11,458

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities Not Subject to Compromise
Bank debt	-	500	22,411
Accounts payable	492	394	3,554
Accounts payable- Pre Petition	89	161	-
Accrued expenses	724	1,130	35,420
Accrued expenses- Pre Petition	47	47	-
Accrued expenses payable subject to Court Approval	931	736	-
Other accounts payable	12	13	26
Government research and development advances	104	694	10,937
Deferred revenue s.t.	226	226	388
Deferred rent s.t.	-	17	65
Current liabilities related to assets held for sale	-	184	-
Total current liabilities not subject to compromise	2,625	4,102	72,801

Deferred revenue, net of current portion	218	275	985
Deferred rent, net of current portion	-	-	169
Income taxes payable	-	-	483
Total liabilities not subject to compromise	2,843	4,377	74,438

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Consolidated balance Sheets
Period Ended March 31, 2013 (unaudited)
Years Ended December 31, 2012 & 2011 (audited)

(in thousands)

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit) cont'd	Unaudited March 31, 2013	December 31, 2012	December 31, 2011
Current Liabilities Subject to Compromise
Bank debt	21,911	21,911	-
Accounts payable	3,439	3,439	-
Accrued expenses	34,729	34,729	-
Deferred Revenue	525	525	-
Deferred Rent	152	152	-
Government research and development advances	7,528	7,528	-
	68,284	68,284	-

Commitments and contingencies

Redeemable convertible preferred Subject to Compromise; 20,000,000 shares authorized
Series A preferred stock, par value $0.001; 485,504 shares issued and outstanding	801	801	801
Series B preferred stock, par value $0.001; 1,236,520 shares issued and outstanding	5,904	5,904	5,904
Series C redeemable preferred stock, par value $0.001; 1,534,527 shares issued and outstanding	12,000	12,000	12,000
Total redeemable convertible preferred	18,705	18,705	18,705

Stockholders' equity (deficit)
Common stock, 40,000,000 shares authorized, par value $0.001; 4,621,294 shares issued and outstanding at March 31, 2013 and December 31, 2012 and 4,541,297 shares issued and outstanding at December 31, 2011	5	5	5
Additional paid in Capital	6,275	6,275	6,262
Retained deficit	(89,308)	(93,602)	(89,027)
Accumulated other comprehensive income	1,099	984	1,075
Total stockholders equity (deficit)	(81,929)	(86,338)	(81,685)
Total liabilities, redeemable, equity	7,903	5,028	11,458

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Consolidated Statements of Operations
Years Ended December 31, 2012 & 2011

(in thousands)

	December 31, 2012	December 31, 2011

Revenues	4,943	6,542
Cost of revenues	4,359	5,544
Gross Profit	584	998

Operating expenses
Research and development and clinical trials	990	2,116
Sales and marketing	1,138	1,899
General and administrative	3,328	4,767
Total operating expenses	5,456	8,782
Income (loss) from operations	(4,872)	(7,784)

Other income (expense)
Interest income	(1)	70
Interest expense	(704)	(2,443)
Gain on Derivative Instrument	-	601
Foreign currency losses	84	(136)
Other income	(56)	26
Total other expenses	(677)	(1,882)

Earnings/ (Loss) before reorganization Items	(5,549)	(9,666)

Reorganization Expenses	1,556	34,345

Income (loss) from continuing operations before	(7,105)	(44,011)
provision for income taxes
Provision for income taxes	467	1,116
Income (loss) from continuing operations	(6,638)	(42,895)
Income from discontinued operations, net of taxes	2,063	2,364
Net income (loss)	(4,575)	(40,531)

Other Comprehensive Income (Loss), net of tax
Foreign currency translation	(91)	115

Comprehensive Income	(4,666)	(40,416)

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Unaudited Consolidated Statements of Operations
Three Months Ended March 31, 2013 & 2012

(in thousands)

	Unaudited
	March 31, 2013	March 31, 2012

Revenues	1,283	1,236
Cost of revenues	997	1,363
Gross Profit/ (Loss)	286	(127)

Operating expenses
Research and development and clinical trials	116	311
Sales and marketing	98	552
General and administrative	660	880
Total operating expenses	874	1,743
Income (loss) from operations	(588)	(1,870)

Other income (expense)
Interest income	11	16
Interest expense	(3)	(627)
Foreign currency losses	(131)	145
Other income	(12)	(23)
Total other expenses	(135)	(489)

Earnings/ (Loss) before reorganization Items	(723)	(2,359)

Reorganization Items	128	-

Income (loss) from continuing operations before provision for income taxes	(851)	(2,359)
Provision for income taxes	(5)	(4)
Income (loss) from continuing operations	(856)	(2,363)
Income (loss) from discontinued operations, net of taxes	5,150	738
Net income (loss)	4,294	(1,625)

Other Comprehensive Income (Loss), net of tax
Foreign currency translation	115	(138)

Comprehensive Income	4,409	(1,763)

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Period Ended March 31, 2013 & Years Ended December 31, 2012 & 2011

(in thousands, except share and per share amounts)

	Redeemable Convertible Preferred Stock											Accumulated
	Series A		Series B		Series C		Preferred			Additional	Retained	Other
	Preferred Stock		Preferred Stock		Redeemable Preferred Stock		Stock	Common Stock		Paid In	Earnings	Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Total	Shares	Amount	Capital	(Deficit)	Income (Loss)	Total
Balance at December 31, 2010	485,504	801	1,236,520	5,904	1,534,527	12,000	18,705	4,541,297	5	5,975	(48,496)	960	(41,556)

Net Loss											(40,531)		(40,531)
Translation Adjustments												115	115
Stock Based Compensation								80,000		267			267
Exercise of Options									-	20			20

Balance at December 31, 2011	485,504	801	1,236,520	5,904	1,534,527	12,000	18,705	4,621,297	5	6,262	(89,027)	1,075	(81,685)

Net Loss											(4,575)		(4,575)
Translation Adjustments												(91)	(91)
Stock Based Compensation										13			13

Balance at December 31, 2012	485,504	801	1,236,520	5,904	1,534,527	12,000	18,705	4,621,297	5	6,275	(93,602)	984	(86,338)

Net Income											4,294		4,294
Translation Adjustments												115	115

Balance at March 31, 2013 (unaudited)	485,504	801	1,236,520	5,904	1,534,527	12,000	18,705	4,621,297	5	6,275	(89,308)	1,099	(81,929)

On May 6, 2013, the effective date of the plan or Re-Organization of HemCon Medical Technologies Inc., all Equity Securities of the Debtor are cancelled and 100 shares of newly-issued common stock will be issued to TWSI

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Consolidated Statements of Cash flows
Years ended December 31, 2012 and 2011

(in thousands)

	December 31, 2012	December 31, 2011
Cash flows from operating activities
Net income (loss)	(4,575)	(40,531)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	2,580	1,870
Stock-based compensation and restricted stock	13	267
(Gain)/ Loss on sale of property and equipment	61	(72)
(Gain)/ Loss on derivative contract	-	(601)
Inventory obsolescence	(26)	64
Impairment of fixed assets	25	-
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(134)	34
Contracts receivable	93	84
Income taxes receivable	-	2,467
Inventories	87	4
Prepaid expenses and other	46	88
Accounts payable	623	495
Accrued expenses	1,143	33,765
Government research and development advances	(2,715)	3,757
Other accounts payable	(14)	(14)
Deferred rent	(65)	(59)
Deferred revenue	(347)	(375)
Income taxes payable-long term	(483)	(1,190)
Net cash provided by (used by) operating activities	(3,688)	53

Cash flows from investing activities
Capital expenditures	(74)	(190)
Proceeds from sale of fixed assets	-	72
Net cash used in investing activities	(74)	(118)

Cash flows from financing activities
Proceeds from issuance of common stock for exercise of warrants	-	20
Net cash provided by financing activities	-	20
Effect of exchange rate changes on cash equivalents	(92)	100
Net change in cash and cash equivalents	(3,854)	55
Cash and cash equivalents at beginning of year	4,267	4,212
Cash and cash equivalents at end of year	413	4,267

Supplemental disclosure
Interest paid	686	1,632
Income taxes paid	16	15

Non Cash investing and financing activities:
Assets acquired with capital lease	47	-

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Unaudited Consolidated Statements of Cash flows
Three Months ended March 31, 2013 and 2012

(in thousands)

	Unaudited
	March 31, 2013	March 31, 2012
Cash flows from operating activities
Net income (loss)	4,294	(1,625)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	127	376
Stock-based compensation and restricted stock	-	14
Loss on sale of property and equipment	3	9
Inventory obsolescence	(56)	218
Changes in assets and liabilities, net of effects of acquisition		-
Accounts receivable	(1,507)	(583)
Contracts receivable	14	49
Inventories	(74)	(190)
Prepaid expenses and other	24	17
Accounts payable	190	368
Accrued expenses	(559)	(304)
Government research and development advances	(590)	(1,365)
Other accounts payable	(1)	(1)
Financed Insurance Obligation	-	33
Deferred rent	(17)	(15)
Deferred revenue	(57)	-
Net cash provided by (used by) operating activities	1,791	(2,999)

Cash flows from investing activities
Capital expenditures	(5)	(125)
Net cash used in investing activities	(5)	(125)

Cash flows from financing activities
Repayment of Borrowings from bank	(500)	-
Net cash used by financing activities	(500)	-
Effect of exchange rate changes and cash equivalents	115	(138)
Net change in cash and cash equivalents	1,401	(3,262)
Cash and cash equivalents at beginning of period	413	4,267
Cash and cash equivalents at end of period	1,814	1,005

Supplemental disclosure
Interest paid	-	627
Income taxes paid	5	5

Non Cash investing and financing activities:
Assets acquired with capital lease	-	-

The accompanying notes are an integral part of these consolidated financial statements.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

1.
The Company

HemCon Medical Technologies, Inc. ("HemCon" or the "Company" or the “Debtor”) was founded in 2001 and is a diversified medical technology company that develops, manufactures and markets innovative wound care, anti-microbial, and oral care products for the military, emergency medical, surgical, dental and over-the-counter ("OTC") markets.

On May 13, 2008, HemCon acquired Dublin-based Alltracel Pharmaceuticals PLC ("AIItracel"), currently known as HemCon Technologies Europe Limited ("HemCon Europe"). Alltracel provided HemCon with complementary proprietary technology platforms. The global headquarters of HemCon are in Portland, Oregon.

2.
Unaudited Interim Financial Information

The accompanying balance sheet as of March 31, 2013 and statements of operations for the three months ended March 31, 2013 and 2012, statement of stockholders' equity for the three months ended March 31, 2013 and statements of cash flows for the three months ended March 31, 2013 and 2012 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of the Company's management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company's statement of financial position at March 31, 2013 and its results of operations and its cash flows for the three months ended March 31, 2013 and 2012.

3.
Bankruptcy

On April 10, 2012, HemCon filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Bankruptcy”) in response to the March 15, 2012 decision of the United States Court of Appeals for the Federal Circuit affirming the District Court Judgment against HemCon and in favor of Marine Polymer Technologies. The purpose of filing the Chapter 11 was to preserve the operating value of the Debtor and restructure its finances in a manner that would allow the Company to thrive and continue in the production and development of lifesaving products and technologies.

HemCon accounted for all activity from April 10, 2012 through December 31, 2012 as a “debtor-in-possession” consistent with ASC 852. As required by this guidance liabilities are segregated on the December 31, 2012 balance sheet to reflect pre-petition and post-petition status as well as to reflect pre-petition liabilities subject to compromise and those that are not subject to compromise. All liabilities are reflected at their respective Allowed Claim amounts as accepted by the Bankruptcy Court. Bankruptcy expenses are segregated on the statements of operations for all periods presented. Subsequent to the petition date no interest for interest bearing debts was accrued and no amortization for stock based compensation relating to stock options was recorded as indicated by ASC 852. The Company will follow fresh-start reporting accounting rules upon re-emergence from bankruptcy in May of 2013. The disclosures within the following paragraphs are necessary to provide the additional information requirements pursuant to the aforementioned literature.

At the date of filing Bankruptcy HemCon disclosed in its Statement of Financial Affairs $40,000 of unsecured liabilities and $22,611 of secured liabilities. The two main creditor balances are MPT $34,200 and Bank of America $22,611. HemCon estimates unaccrued and unpaid interest in the amount of approximately $1,877 applying applicable interest rates to claims amounts outstanding for the period from April 10, 2012 through December 31, 2012. The estimate of unaccrued and unpaid interest is $648 for the period from January 1, 2013 through March 31, 2013.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

At the date of filing for Bankruptcy HemCon had a balance owing to subsidiary entity HemCon Medical Technologies Europe Limited (“HMTEL”) of $279.  This balance has been offset against amounts owed by HMTEL to HemCon at December 31, 2012.

On May 6, 2013, HemCon emerged from Chapter 11 with a confirmed Plan of Re-Organization following the sale of the Company under a quasi-363 auction to the successful bidder TriStar Wellness Solutions Inc. (TWSI). The plan of Re-Organization includes the transfer and assignment of certain assets to LyP Sciences, Inc. and the cancellation of all the existing Equity Securities of the Company and the issue of 100 shares of newly-issued common stock to TWSI. LyP Sciences, Inc. will issue common stock to unsecured creditors in accordance with the terms of the Plan of Re-Organization.

TWSI is a consumer health and wellness company that targets opportunities in the self-care and quality of life marketplace. TWSI is listed on the OTCQB-tier of OTC Markets.

The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern.

4.
Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of HemCon and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Investments in entities which the Company does not control but has the ability to exercise significant influence over are accounted for using the equity method of accounting. The Consolidated financial statements include the following entities.

Legal Name of Entity
Castlerise Investments Limited
HemCon Medical Technologies Europe Limited
HemCon Medical Technologies IP Limited
Alltracel Pharma Limited
HemCon Medical Technologies CZ s.r.o
Alltracel Laboratories Spol. s.r.o

Discontinued Operations and Assets Held for Sale
An asset or business is classified as held for sale when (i) management commits to a plan to sell and it is actively marketed; (ii) it is available for immediate sale and the sale is expected to be completed generally within one year; and (iii) it is unlikely significant changes to the plan will be made or that the plan will be withdrawn. Upon being classified as held for sale, the recoverability of the carrying value must be assessed. Evaluating the recoverability of the assets of a business classified as held for sale follows a defined order in which property and intangible assets subject to amortization are considered only after the recoverability of goodwill and other assets are assessed. After the valuation process is completed, the assets held for sale are reported at the lower of the carrying value or fair value less cost to sell and the assets are no longer depreciated or amortized. The assets and related liabilities are aggregated and reported on separate lines of the balance sheet.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Assets held for sale and discontinued operations are carried at the lower of carrying amount or fair value less costs to sell. Any gain or loss from disposal of a business, together with the results of these operations until the date of disposal, is reported separately as discontinued operations. The ﬁnancial information of discontinued operations is excluded from the respective captions in the Consolidated ﬁnancial statements and related notes for all years presented.

Subsequent Events
An evaluation of subsequent events was performed through July 22, 2013, which is the date the financial statements were issued.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to the useful lives of intangible assets, doubtful accounts receivable, income taxes and deferred income taxes, stock-based compensation and contingencies. Management bases its estimates and judgments on experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the disclosure and accounting for contingencies. Actual results may differ from these estimates.

Revenue Recognition
Contracts with United States Government
The Company receives certain United States government awards that support the Company's efforts in defined research projects and for production expansion. These contracts generally provide for "reimbursement" of approved costs incurred as defined in the agreement. Revenue associated with these contracts is recognized as eligible costs are incurred. Research and development expenses are charged to expense when incurred and are classified as costs of revenues with the United States government when related to projects for which an award has been received. Such expenses include salaries and related expenses for scientific personnel, payments to sub-contractors, supplies and costs of external contract research expenses.

The Company records revenues earned from government contracts on a gross basis as the Company is the primary obligor with respect to its research and development activities. The Company is subject to contract audits by the Defense Contract Audit Agency. Audits may result in adjustments to the amount of contract revenues recorded and funds received. Historically, the Company has not been required to make any material adjustments to the amount of contract revenues recorded and funds received as a result of grant audits.

The Company has $7,632, $8,222 and $10,937 of awards advanced from the United States government at March 31, 2013, December 31, 2012 and 2011, respectively, for which the eligible research and development costs had not yet been incurred. During 2011 the United States government advanced $8,767 to HemCon under the LyP Contract no amounts were advanced during 2012. The outstanding balance is subject to the provisions of the bankruptcy process. The United States government filed a claim in the amount of $9,435. This claim does not contemplate the continued activities carried out on the project in the period from April 11, 2012 to the date of April 15, 2013 at which point the Bankruptcy Court granted and order permitting the automatic stay to be lifted to terminate the LyP Contract. This was settled as part of the Plan of Re-Organization with the issuance of 188,701 common shares in LyP Sciences, Inc. to the USAMRAA.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Product Sales Revenue

The Company recognizes product sales revenue when there is persuasive evidence of an arrangement, prices are fixed and determinable, the product is shipped or delivered, title and risk of loss have passed to the customer, and collection is reasonably assured. Certain of its product sales are made to distributors. The Company's distributor arrangements do not provide distributors with product return rights or pricing adjustments. The Company recognizes product sales to distributors on a sell-in basis, when the product is delivered. Under the terms of its distributor arrangements, substantially all of its product sales are delivered by the Company to the end customer.

Deferred Revenue

The Company defers nonrefundable up-front payments received from distributors. These fees are recognized on a straight-line basis over the contractual term of the related contract.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments of which the company holds none as at the period ending March 31, 2013, or the year ended December 31, 2012 and 2011.

Fair Value Measurement

The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy established by the Financial Accounting Standards Board, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach, and cost approach).

The levels of hierarchy are described below:

•	Level 1 -Quoted prices in active markets for identical instruments;

•
Level 2- Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

•	Level 3- Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.  Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement.

The carrying amount of certain financial instruments, including accounts receivable, prepaid expenses and other, accounts payable and accrued expenses approximates fair value due to their short maturities.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of March 31, 2013, December 31, 2012 and 2011:

	Fair Value Measurements at March 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash & Cash Equivalents	1,814	-	-
Total Assets	1,814	-	-

Liabilities
Credit Facilities		21,911
Total Liabilities	-	21,911	-

	Fair Value Measurements at December 31, 2012
	Level 1	Level 2	Level 3
Assets
Cash & Cash Equivalents	413	-	-
Total Assets	413	-	-

Liabilities
Credit Facilities		22,411
Total Liabilities	-	22,411	-

	Fair Value Measurements at December 31, 2011
	Level 1	Level 2	Level 3
Assets
Cash & Cash Equivalents	4,267	-	-
Total Assets	4,267	-	-

Liabilities
Credit Facilities		22,411
Total Liabilities	-	22,411	-

Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company’s accounts receivable are derived from revenue earned from customers primarily located in the United States and European countries. Contracts receivable are primarily derived from customers in the United States.

As at March 31, 2013 two customers accounted for 18% of accounts receivable. For the year ended December 31, 2012 two customers accounted for 26% and 11% of total revenue from continuing operations and two customers accounted for 8% and 8% of accounts receivable at December 31, 2012. For the year ended December 31, 2011, one customer accounted for 36% of total revenue from continuing operations and four customers accounted for 15%, 14%, 10% and 10% of accounts receivable at December 31, 2011.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Accounts Receivable
The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due and the customer's current ability to pay its obligation to the Company. The Company writes off accounts receivable when they become uncollectible. Accounts receivable are net of an allowance for doubtful accounts of $41, $41 and $57 at March 31, 2013, December 31, 2012 and December 31, 2011, respectively.

Contracts Receivable
Contracts receivable represent both invoiced and uninvoiced research and development services provided to the government for which revenue has been earned at period end.

Inventories
Inventories are stated at the lower of standard cost (which approximates average cost) or market.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method for financial reporting purposes based on the estimated useful lives of the various assets ranging from three to 10 years. Maintenance and repair costs are charged to current earnings. Upon disposal of assets, the costs of assets and the related accumulated depreciation are removed from the accounts. Gains or losses are reflected in current earnings.

Long-Lived Assets
HemCon evaluates the recoverability of its property and equipment and intangible assets when circumstances indicate impairment has occurred and in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. HemCon determines the recoverability of the carrying amount of each asset by reviewing the following factors: the undiscounted value of expected operating cash flows in relation to its net capital investments, the estimated useful or contractual life of the asset and the contract or product supporting the asset.

Goodwill
Goodwill is the excess of the purchase price paid over the fair value of the net assets of a business acquired in a purchase business combination. Goodwill is not amortized but is reviewed for impairment annually or whenever events or changes in circumstances arise during the year that indicate the carrying amount of goodwill may not be recoverable. Impairment exists when the carrying amount of goodwill exceeds its implied fair value and an impairment loss is recognized for the difference. There was no goodwill impairment charge for the period ended March 31, 2013 or for the year ended December 31, 2011 or December 31, 2012. In evaluating goodwill, HemCon used the subsequent sale of the GuardIVa asset as a type 1 indicator of fair value for a portion of the related subsidiary hosting the goodwill asset. It was noted that the subseuqent sales value of one of the product lines for the subsidiary, GuardIVa, exceeded the carrying value (including goodwill) for the subsidiary. Based on this excess value for sale of only a portion of the related entity it is clear that no impairment was warranted.

Concentration of Source of Materials
The Company uses a raw material that must meet specific quality standards in its production process, which is currently purchased from one vendor. The Company mitigates the risk to its production process through purchasing quantities sufficient to meet its production needs in the near term and by having identified alternative sources of supply of an equivalent standard should they become necessary.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Income Taxes
Income taxes are computed using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax assets and liabilities for the future tax consequences of events that have been recognized in HemCon's consolidated financial statements or tax returns. Deferred income taxes are determined based on the differences between amounts recorded for financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. Deferred tax assets are recognized if the realization of such assets is more likely than not to occur.

The Company recognizes interest and, if applicable, penalties for any uncertain tax positions as part of tax expense. All unrecognized tax benefits, if recognized, would affect the effective tax rate. As a result of a lapse of the statute of limitations, management believes a reasonable possibility exists that, within the next year, a portion of the reserve for uncertain tax positions will no longer be needed and the related unrecognized tax benefits will be recognized.

Advertising
The Company expenses advertising costs as incurred. Advertising expense amounted to $23, $220 and $290 for the period ended March 31, 2013 and for the years ended December 31, 2012 and December 31, 2011, respectively.

Redeemable Convertible Preferred Stock
Preferred stock that is not mandatorily redeemable, but redeemable at the option of the holder of the instrument is classified within the mezzanine section of the balance sheet.

Stock-Based Compensation
Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized on a straight-line basis over the requisite service period of the award. See additional information on the Company's stock option plans in Note 11.

Comprehensive Income
Comprehensive income is defined as the change in equity of a company during the period resulting from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. The primary difference between net income and comprehensive income for HemCon results from foreign currency translation adjustments. Accumulated other comprehensive income was $1,099 for the period ended March 31, 2013 and $984 and $1,075 at December 31, 2012 and December 31, 2011, respectively. The financial position of foreign subsidiaries is translated using the exchange rates in effect at the end of the period, while income and expense items are translated at average rates of exchange during the period. The net gains and losses resulting from foreign currency transactions are recorded in the consolidated statements of operations in the period incurred and were a gain (loss) of $115, $(91) and $115 for the period ended March 31, 2013 and for the years ended December 31, 2012 and December 31, 2011, respectively.

Derivative Liability due to interest rate swaps
The Company occasionally enters into interest rate swaps on variable interest bank loans in an effort to create a cash flow hedge on the cash flow exposure created by the variable interest rate by swapping these rates for fixed interest rates. The Company evaluates these hedges for effectiveness in accordance with ASC 815-20-35-2. To the extent that hedges are considered ineffective, any gains or losses are recognized within the income statement. Hedges considered effective are recognized within other comprehensive income and recognized within the income statement upon settlement. All swaps are marked to market at each reporting date based on quoted market prices. During the year ended December 31, 2011 the hedges were considered ineffective and therefore all related activity was recognized within the income statement. No swaps existed as of December 31, 2011 or any of the subsequent balance sheet dates.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Litigation
The Company may at times be involved in claims or lawsuits involving patents or other matters. Management determines when an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Management assesses potential liability by analyzing its litigation matters using available information. Estimated losses, if any, are developed in consultation with outside counsel handling the Company's defense in these matters. Should litigation matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on the Company's results of operations, cash flows and financial position in the period or periods in which such determination; judgment or settlement occurs (Note 15).

Reclassifications
Certain balances in the prior year financial statements have been reclassified to conform to the current year presentation, none of which affected previously reported net income or stockholders' equity.

5.
Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted under US GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company had filed its fifth plan of Re-Organization as a result of its Bankruptcy filing of April 10, 2012.  On May 6, 2013, HemCon emerged from Chapter 11 with a confirmed Plan of Re-Organization following the sale of the Company under a quasi-363 auction to the successful bidder TriStar Wellness Solutions Inc (TWSI).

Management continues to pursue plans to invest in and grow the Company, these investments require access to additional working capital.  There is no assurance that the Company will be successful in achieving these objectives.  The financial statements do not included any adjustments that might result from the outcome of these uncertainties.

6.	Inventories Inventories consist of the following at March 31, 2013 and December 31, 2012 and 2011

	2013	2012	2011

Raw Material	373	405	451
Work In Progress	490	471	233
Finished Goods	378	235	488
	1,241	1,111	1,172

During the period ending March 31, 2013 and the years ended December 31, 2012 and December 31, 2011 the Company recorded an inventory obsolescence charge of $(27), $257 and $480 respectively.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

7.	Property and Equipment Property and equipment consist of the following at March 31, 2013 December 31 2012 and 2011:

	Estimates Useful Life (Years)	2013	2012	2011

Manufacturing Equipment	7-10	8,113	8,113	8,372
Leasehold improvements	7	4,387	4,387	4,385
Office furniture and equipment	3-7	891	891	1,080
Computer Equipment & Software	1-5	650	650	651
Construction in progress		97	96	100
		14,138	14,137	14,588
Less Accumulated depreciation, amortization and impairments		12,734	12,607	10,561
		1,404	1,530	4,027

Depreciation expense was $127, $2,580 and $1,870 for the period ended March 31, 2013 and the years ended December 31, 2012 and 2011, respectively.

The Company has received reimbursements from the Federal Government under contract awards for production equipment and improvements from 2004 through 2006 amounting to approximately $7.7 million. Under the terms of these contracts, the government has title to such equipment used in the Company's facility and therefore the assets have not been recorded in these financial statements.

8.
Goodwill

Changes in the carrying amounts of goodwill are as follows:

Balance at March 31, 2013 December 31, 2012 and 2011 $791

There was no goodwill impairment charge for the period ended March 31, 2013 or the year ended December 31, 2012 or December 31, 2011 based on the annual impairment test.

9.
Bank Borrowings

In February 2008 the Company entered into a revolving credit agreement (the "Agreement") with Bank of America (the "Bank") that allowed for borrowings of up to $50,000, of which $41,000 was borrowed for the acquisition of Alltracel. The facility included a $5,000 swing loan. The revolving credit facility was to expire on October 31, 2011. At the Company's option the interest rate on the loan was based on the Bank's prime rate, plus an applicable rate as defined, or on LIBOR plus an applicable rate and mandatory costs as defined. The margins were determined by the Company's leverage ratio as defined in the Agreement. All of the Company's assets are pledged as collateral including 100% of the equity interests in domestic subsidiaries, 65% of the voting interest in foreign subsidiaries and 100% of the nonvoting interests in foreign subsidiaries. The availability under the line of credit was to reduce by $7,000 each year.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

The Company was subject to financial covenants including compliance with a consolidated leverage ratio, consolidated net worth ratio and consolidated fixed charge coverage ratio defined in the Agreement and with a capital expenditure limitation of $5,000 per year. The Company was not in compliance with its financial ratio covenants during 2009 and renegotiated the Agreement.

In November 2009 the Company entered into an amendment to its Agreement with the Bank (the "Amendment"). The Amendment modified the Company's revolving line of credit facility to a Eurocurrency rate term loan amounting to $37,000 due December 31, 2010, at an interest rate of 4.5% plus LIBOR. The Company was required to prepay a portion of the loan equal to the full amount of net proceeds received upon the sale of specified noncore assets. In connection with the Amendment, the Company obtained waivers for its default of covenants subsequent to December 31, 2008 and was no longer subject to financial ratio covenants other than a debt service coverage ratio, as defined, commencing the quarter ended June 30, 2010. As a result of the Amendment, the Company was subject to certain fees, including $1,000 for the Amendment and $100 if the Company were to fail to pay the loan in full on the maturity date. As of December 31, 2010, the Company is currently in default of the Amendment and the covenant.

As a result of the sale of Synpart, in June of 2010 $14,589 of the term loan was repaid from the proceeds. Borrowings outstanding under the term loan at December 31, 2012 and December 31, 2011 amounted to $22,411. At December 31, 2012 and December 31, 2011, the Company's interest rate is based upon LIBOR and is 4.75%. The Company recorded interest expense of $686 and $1,632 during the years ended December 31, 2012 and December 31, 2011 respectively. No interest charge was recorded in from the bankruptcy petition date of April 10, 2012 to the end of March 31, 2013. The interest charge in year ended December 31, 2011, is offset by a gain of $601 on a derivative contract.

The Company utilized an interest rate swap to manage interest rate risk as is required under its debt agreement with its lender. Gains and losses on the derivative contract are recognized currently in earnings as interest expense or income. The derivative contract closed in October, 2011. There is no fair value amount on the balance sheet as at March 31, 2013, 2012 or 2011.

On April 10, 2012, HemCon filed a voluntary petition under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Bankruptcy”) in response to the March 15, 2012 decision of the United States Court of Appeals for the Federal Circuit affirming the District Court Judgment against HemCon and in favor of Marine Polymer Technologies. The purpose of filing the Chapter 11 was to preserve the operating value of the Debtor and restructure its finances in a manner that would allow the Company to thrive and continue in the production and development of lifesaving products and technologies. The Bank having a secured claim over the substantially all of the Company's assets was the most senior ranking creditor.

Following the sale of the GuardIVa™ asset on February 6, 2013, the Bank received a payment in the amount of $500 from the proceeds. The Bank is also due to receive substantially all of the deferred consideration $1,500, less expenses incurred to generate the deferred consideration, associated with the sale of the GuardIVa™ asset.

On May 6, 2013, the Bank received $3,000 plus cash and cash equilivant, at the date of closing, from the quasi-363 sale of the company to TWSI.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

10.
Derivative Liability

The Company utilized an interest rate swap to manage interest rate risk as is required under its debt agreement with its lender. Gains and losses on the derivative contract are recognized currently in earnings as interest expense or income. The derivative contract closed in October, 2011. There is no fair value amount on the balance sheet as at March 31, 2013, December 31, 2012 or 2011.

11.
Employee Benefit Plans

Domestic Employees
401(k) and Profit Sharing Plan
The Company has a qualified 401(k) profit sharing plan for eligible employees who have met certain requirements. Contributions consist of employee elective salary deferrals and employer matching deferrals. Employer matching contributions are made at the discretion of management and no such contributions were made for the years ended December 31, 2012 and 2011.

Foreign Employees
HemCon Europe and its subsidiaries offer defined contribution plans for their employees. Plan contributions are charged to profit and loss as they become payable in accordance with the rules of the plans. The assets are independently managed and held separately from the assets of HemCon Europe. Company contributions to the plans amounted to approximately $16 and $28 for the years ended December 31, 2012 and 2011, respectively.

12.
Related Party Transactions

The Company has related party payables consisting of consulting, legal services, research services and royalties payable due to stockholders and board members of the Company and their respective companies. Total related party payables included in accounts payable and accrued liabilities amount to $59 and $29 at December 31, 2012 and 2011, respectively. Total consulting, legal services, research services and board fees amounted to $1 and $16 and total royalty expense amounted to $31 and $44 for the years ended December 31, 2012 and 2011, respectively. Royalty expenses are included within the cost of revenues in the Company's statements of operations.

13.	Income Taxes Income tax (benefit) expense from continuing operations consists of the following at March 31, 2013 and December 31, 2012 and 2011:

	2013	2012	2011
Current
Federal	-	-	-
State	5	16	15
Uncertainties	-	(483)	(1,131)
	5	(467)	(1,116)

The provision for income taxes results in an effective income tax rate of 1%, (6.6)% and (2.5)% for the period ended March 31, 2013 and the years ended December 31, 2012 and 2011, respectively. This rate is lower than the expected combined U.S. federal and state tax rates of approximately 38% primarily due to lower tax rates applicable to the Company's foreign operations and to the valuation allowance recorded and the reversal of uncertain tax provisions.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

As a result of the a lapse of the statute of limitations the Company recorded tax benefits of $483 and $1,131 for the years ended December 31, 2012 and 2011 respectively. These uncertainties arose as a result of complex distribution arrangements.

14.
Deferred Income Taxes

The Company uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted.

On January 1, 2007, the Company adopted an accounting standard which clarifies the accounting for uncertainty in income taxes recognized in financial statements. This standard provides guidance on recognizing, measuring, presenting and disclosing in the financial statements uncertain tax positions that a company has taken or expects to take on a tax return.

During the period ended March 31, 2013 the Company has a profit in the amount of $4,294, primarily as a result of the sale of the GuardIVa asset.  During the year ended 2012 and 2011, the Company incurred a net loss and therefore had no tax liability. The Company does not have any material uncertain income tax positions as at March 31, 2013 or December 31, 2012. As a result of significant losses and uncertainty of future profit, the net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward are approximately $63,295 and $66,163 at March 31, 2013 and December 31, 2012 respectively. It is expected that the US tax base will be reset at the end of fiscal year 2013 as a result of Cancellation of Debt Income arising from Chapter 11 which accounts for $42,036 and $44,352 of net operating loss carry forward at March 31, 2013 and December 31, 2012 respectively.

	2013	2012	2011

Deferred Tax Asset	16,976	17,831	4,638
Less: Valuation Allowance	(16,976)	(17,831)	(4,638)
Net Deferred Tax Asset	-	-	-

15.
Stock Options

During 2002 the Board of Directors approved the adoption of the 2002 Stock Incentive Plan (the "2002 Plan") for employees and nonemployees. The 2002 Plan provided for the grant of options and other stock-based awards covering up to 800,000 shares of common stock. In May 2005 the Board of Directors approved the adoption of the 2005 Equity Incentive Plan (the "2005 Plan") for employees and nonemployees and discontinued issuing awards under the 2002 Plan. The 2005 Plan provides for the grant of options and other stock-based awards covering up to 1,500,000 shares of common stock, plus any remaining shares available or becoming available under the 2002 Plan. The Compensation Committee of the Board of Directors determines the terms of awards under the 2005 Plan, including in the case of options the option price, vesting conditions, and the period during which the option may be exercised, which shall not exceed 10 years.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

The exercise price of options granted under the 2005 Plan is not less than the fair market value of the Company's common stock on the date of the grant as determined by the Board of Directors or its Compensation Committee. Options granted in 2006 and earlier generally vest over a three-year period. Beginning in 2007, option grants generally vest over a four-year period, with a 25% cliff vesting after one year and then ratably on a monthly basis for the remaining three years.

In March 2011, the Company cancelled all existing outstanding employee stock options and replaced these with an equal amount of stock options with an exercise price equal to $0.25 per share. This cancellation and re-issue has been treated as a modification in accordance with ASC 718. The options have a vesting period of 2.75 years. The impact of the modification for the Company was assessed by computing the difference between the fair value of the modified award and the fair value of the original award immediately before it was modified. There was no material excess value and as such no charge is recognized associated with the modification.

On May 6, 2013, the effective date of the plan or Re-Organization of the Debtor, HemCon Medical Technologies Inc., all Equity Securities of the Debtor are cancelled.

A summary of option activity under the Company's 2005 Plan and subsequent modification issued for the period from  December 31, 2010 through March 31, 2013 as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2010	2,519,709	$5.61	4.82

Options forfeited or cancelled	(1,703,059)	5.61	4.82
Modified Issue	1,027,563	0.25	10.00
Options Exercised	(80,000)	0.25	10.00

Balance at December 31, 2011	1,764,213	3.35	6.54

Options forfeited or cancelled	(189,600)	0.25	8.25

Balance at December 31, 2012	1,574,613	3.72	5.22

Balance at March 31, 2013	1,574,613	3.72	4.97

As of December 31, 2012 and March 31, 2013, there is no unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. As at December 31, 2011 there is $13 unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan.

The following table summarizes information about stock options outstanding at December 31, 2012 and March 31, 2013:

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Range of Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Number of Options Vested

$0.25	666,613	9.00	413,300
$4.68-7.82	908,000	3.99	908,000
	1,574,613	6.54	1,321,300

At December 31, 2012, currently exercisable options have no intrinsic value and the weighted average remaining contractual term of those options is 5.22 years. Options exercisable at December 31, 2012 amount to 1,321,300 and have a weighted-average exercise price of $3.72 and a weighted-average remaining contractual life of 6.54 years. The aggregate intrinsic value is calculated as the difference between the exercise prices of the underlying stock option awards and the fair value of common stock at December 31, 2012.

At March 31, 2013, currently exercisable options have no intrinsic value and the weighted average remaining contractual term of those options is 4.97 years. Options exercisable at March 31, 2013 amount to 1,321,300 and have a weighted-average exercise price of $3.72 and a weighted-average remaining contractual life of 6.29 years. The aggregate intrinsic value is calculated as the difference between the exercise prices of the underlying stock option awards and the fair value of common stock at March 31, 2013.

The fair value of each share option award is estimated on the date of the grant using the Black Scholes option pricing model. The Company's determination of fair value of share-based payment awards on the date of grant using an option pricing model is affected by fair value of the Company's stock as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, expected volatility in the fair value of the Company's stock over the term of the awards, and the actual and the projected employee stock option exercise behaviors. The Company has estimated the expected term using the simplified method. The projected employee stock option exercise behaviors are determined by management based on estimated employee turnover. The risk-free rate used to determine fair value is based on the U. S. Treasury rates in effect during the corresponding period of grant. The expected volatility is determined by reference to the actual volatility of several publicly traded companies that are similar to the Company in both industry sector and product offerings. The fair value of each option grant has been estimated as of the date of grant.

The charge for stock based compensation amounts to Nil, $13 and $267 for the period ended March 31, 2013 and the year ended December 31, 2012 and 2011 respectively.

16.
Redeemable Convertible Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock. The Board has designated certain series including Series A preferred stock, Series B nonvoting preferred stock ("Series B preferred stock") and Series C redeemable convertible preferred stock ("Series C preferred stock"). The Board of Directors has the authority to fix, determine, and amend (subject to the provisions, including without limitation, the approval requirements of any then-outstanding series of preferred stock), the designation, preferences, limitations and relative rights of the shares of any series that are wholly unissued or to be established.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Voting
Each holder of Series A and Series C preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible. Holders of Series B preferred stock are not entitled to vote.

As long as at least 400,000 shares of Series C preferred stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations and reorganizations with respect to such shares), the holders of Series C preferred stock, voting as a separate voting group, shall have the right to elect two directors to the Company's Board of Directors at each annual meeting, one of which shall be mutually acceptable to the Board of Directors and to holders of the Series C preferred stock.

Dividends
The holders of the Series A and Series B preferred stock are entitled to receive dividends when and if declared by the Board of Directors. There are no stated dividend rates in the securities. Both series of preferred stock are entitled to receive a dividend equivalent to any declared on common stock, in preference to and prior to any payment of any dividend on common stock. Dividends are not cumulative.

The holders of the Series C preferred stock are entitled to receive dividends when and if declared by the Board of Directors. There are no stated dividend rates in the securities. Holders of Series C preferred stock are entitled to receive a dividend equivalent to any declared on common stock, in preference to and prior to any payment of any dividend on common stock, Series A or Series B preferred stock.

No dividends were declared during the period and years ended March 31, 2013, December 31, 2012 and 2011.

Liquidation
In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series C preferred stock are entitled to receive prior to, and in preference to, any distribution to the Series A preferred stockholders, Series B preferred stockholders and common stockholders, an amount equal to the issue price, plus declared but unpaid dividends, subject to the limitation described below. In the event that upon liquidation, dissolution or winding up, the assets and funds of the Company are insufficient to permit the payment to Series C preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of Series C preferred stock in proportion to the full preferential amount each is otherwise entitled to receive.

After the amounts described above have been paid in full, the remaining assets of the Company available for distribution are to be distributed in order of liquidation preference to the holders of the shares of Series A preferred stock and Series B preferred stock, up to the amount of the liquidation preference each is entitled to receive.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A and Series B preferred stock are entitled to receive prior to, and in preference to, any distribution to the common stockholders, an amount equal to the issue price, or such greater amount per share as would have been payable had all shares of the Series A or Series B preferred stock been converted into common stock immediately prior to the event of liquidation, dissolution or winding up. In the event that upon liquidation, dissolution or winding up, the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of Series A and Series 8 preferred stock in proportion to the full preferential amount each is otherwise entitled to receive.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

After the amounts described above have been paid in full, Series C preferred stock is then automatically converted into common stock and the remaining assets of the Company are distributed ratably to the holders of common stock. However, if the amount that would be paid to holders of Series C preferred stock both before and after the automatic conversion would exceed three times the preferential amount for Series C preferred stock, the holders of Series C preferred stock will instead receive the greater of (i) three times the preferential amount, or (ii) the amount they would receive if the Series C preferred stock were converted to common stock immediately prior to the liquidation, dissolution, or winding up of the Company.

Conversion
Each share of Series A, Series B and Series C preferred stock is convertible, at the option of the holder, into a number of fully paid and nonassessable shares of common stock as determined by dividing the original issue price by the applicable conversion price, which is initially set at the original issue price. The conversion price is subject to certain adjustments as defined in the articles of incorporation. The Series A and Series B preferred stock will automatically convert into common stock upon the closing of a public offering of the Company's common stock involving gross proceeds to the Company of at least $10,000 and an initial offering price of at least $4.95 and $10.00 per share, respectively, subject to certain adjustments for changes in capitalization. The Series C preferred stock will automatically convert into common stock upon the closing of a public offering of the Company’s common stock involving gross proceeds to the Company of at least $50,000 and an initial offering price of at least $23.46 per share, subject to certain adjustments for changes in capitalization. In addition, the Series A, Series Band Series C preferred stock will automatically convert into common stock upon the written election of holders of more than 50% of the outstanding shares of that series. Further, the Series A and Series B preferred stock will also automatically convert into common stock on the date on which the total number of shares of Series A or Series B preferred stock have been converted into common stock equals more than 50% of the then outstanding shares of that series.

Redemption
Should a Qualifying Merger or Sale of the Company, as defined in the articles of incorporation, occur, such an event will be treated as a Liquidating Event, resulting in the effective redemption of the preferred stock. In addition, the Series B preferred stock may be redeemed at the option of the Company, in whole or in part, at a price per share equal to the Series B issue price applicable to such series, as adjusted for stock splits, dividends, combinations and similar events, plus the amount of any declared but unpaid dividends per share, subject to certain terms and conditions.

Following the fifth anniversary of the issuance of Series C preferred stock or any change in control of the Company, holders of a majority of the Series C preferred stock outstanding can require that the Series C preferred stock be redeemed. Therefore, the Series C preferred stock is redeemable preferred stock. The redemption price is the greater of the fair market value of the stock or the liquidation preference. The Company can elect to defer payment of one-half the redemption price for one year, in which case the deferred amount will bear interest at 6% per annum.

Because the preferred stock has conditions for liquidation or redemption that are outside the control of the Company, such preferred stock has been classified outside of stockholders' equity. The carrying value of the Series C preferred stock had been accreted in the financial years prior to 2011 to the estimated redemption amount of $12,000 at March 14, 2012, using the effective interest rate.

17.
Stockholders' Equity

The Company has 40,000,000 shares of common stock authorized as of March 31, 2013 and December 31, 2012. The plan of Re-Organization approved by the Bankruptcy Court on May 6, 2013 cancelled all Equity Securities of the Company on the effective date of the Plan.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

Warrant Holder Rights Agreement
In connection with stock purchase warrants granted on May 17, 2002, participation rights were distributed to two stockholders who were granted a participation right in future sales of stock by the Company. The number of shares allowed to be purchased is equal to the percentage of shares held by the stockholder times the ratio of fully diluted common stock issued divided by the total number of shares of fully diluted common stock outstanding subject to certain restrictions. These rights expire on the earlier of May 17, 2012, or upon specific events as outlined in the warrant agreement. The plan of Re-Organization approved by the Bankruptcy Court on May 6, 2013 cancelled all Equity Securities of the Company on the effective date of the Plan.

Restricted Stock
During the year ended December 31, 2008 the Company granted 125,000 shares of restricted common stock to two of its executives. The vesting of the restricted stock was contingent upon employment. The Company valued the restricted stock at $7.87 per share, which was management's estimate of the fair value of the common stock at the date of grant. At December 31, 2012 and 2011, there are 95,000 shares of restricted stock outstanding, all which are vested. The plan of Re-Organization approved by the Bankruptcy Court on May 6, 2013 cancelled all Equity Securities of the Company on the effective date of the Plan.

18.
Commitments

The Company leases manufacturing and office space and equipment under operating leases. The manufacturing and office space leases expire through 2014 and include escalation adjustments at various dates throughout the lease terms. The equipment operating leases expire through 2016. Future minimum lease payments under these leases for the years ending December 31 are as follows:

Years ending December 31:

2013	425
2014	325
2015	30
2016	30

810

The Company surrendered a Lease on a premises in Dublin, Ireland in February of 2013 the commitment which existed at December 31, 2012 has been excluded from the above. The Company re negotiated its lease agreement on its manufacturing facility premises in February of 2013 following a request by the landlord to lift the stay afforded by Bankruptcy Protection. This modification to the lease term which inserts six month break clauses and reduces the term of the lease by 6 months has been included in the above.

Total rent expense amounted to $552 and $500 for the years ended December 31, 2012 and 2011.

HemCon has a technology license agreement with a healthcare organization and a company, which includes a common owner with the Company, for the intellectual property needed to manufacture its hemorrhage control dressings. The agreement provides for the Company to make royalty payments based on a percentage of gross sales of hemorrhage control dressings and ranges from 2% to 4% of sales with a minimum of $30 annually, not to exceed $35,000 in the aggregate over the life of the agreement. The Company recognized royalty expense under this agreement of $64 and $77 during the years ended December 31, 2012 and 2011, respectively.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

19.
Litigation

In 2006, the Company was named in a lawsuit filed by Marine Polymer Technologies, Inc (MPT), a Connecticut-based medical device company, alleging that the Company had violated its patent covering a chitosan compound. MPT holds a patent describing a chitosan compound that is derived only from the sterile culturing of marine micro algae. HemCon uses a chitosan compound to manufacture highly effective bandages that have been used in battlefield conditions by the U.S. military, among others. HemCon does not use chitosan that is derived from sterile culturing micro algae, as described in the MPT patent. Instead, HemCon uses a chitosan derived from the shells of shrimp caught in the open ocean.

The action initiated by MPT led to a subsequent four-year process that culminated in a jury trial. In April 2010, a U.S. District Court in New Hampshire found infringement on six claims and in September 2010, the District Court awarded MPT an injunction and $29.4 million in damages. Subsequently, HemCon appealed the District Court ruling to the U.S. Court of Appeals.

In November 2010, the U.S. Court of Appeals for the Federal Circuit granted HemCon's motion to stay the injunction and final judgment, including the damages award ("the Federal Circuit Stay"). The Federal Circuit Stay halted any enforcement of the lower court's injunction and damages award while HemCon began its attempt to have both rulings overturned on appeal. As a result of the Federal Circuit Stay, HemCon was allowed to continue selling its chitosan-based wound care products and was not required to pay financial damages during this appeal process. By the legal standard for granting a stay, the U.S. Court of Appeals is required to judge that a case has "a likelihood of success on the merits or at least a substantial case on the merits.

In September of 2011, the United States Court of Appeals for the Federal Circuit vacated the injunction and damages in the amount of $29.4 million awarded by the District Court in New Hampshire in September 2010. As part of its decision, the Court of Appeals stated that the Company cannot be subject to liability for infringement of the patent in a suit for any actions taken prior to March 29, 2011. The Court of Appeals remanded to the district court for a determination of whether the Company may be subject to liability for actions taken after March 29, 2011. MPT has filed a petition for rehearing and rehearing en Banc with the Court of Appeals

On March15, 2012, in a 5-to-5 decision an en banc panel of the U.S. Court of Appeals for the Federal Circuit affirmed the District Court's ruling against HemCon. HemCon filed a petition for rehearing en banc. On May 4, 2012, the Federal Circuit Court of Appeals notified the parties that given the bankruptcy filing, the petition for rehearing en banc would be stayed during the pendency of the bankruptcy proceedings. The automatic stay also stays any action before the Supreme Court seeking a writ of certiorari.

Meanwhile, following the District Court's trial ruling, HemCon successfully reformulated its chitosan product line with the principal objective of preventing any further alleged infringement of any issued patents. The reformulated product line has been branded as HemCon PRO products.

On May 6, 2013, HemCon emerged from Chapter 11 with a confirmed Plan of Re-Organization following the sale of the Company under a quasi-363 auction to the successful bidder TriStar Wellness Solutions Inc (TWSI). The plan of Re-Organization includes the transfer and assignment of certain assets to LyP Sciences, Inc. and the cancellation of all the existing Equity Securities of the Company and the issue of 100 shares of newly-issued common stock to TWSI. LyP Sciences, Inc. will issue common stock to unsecured creditors in accordance with the terms of the Plan of Re-Organization. MPT will received 686,890 shares of common stock in LyP Sciences, Inc. in settlement of its claim against the Company.

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

20.
Discontinued Operations and Assets Held for Sale

On February 6, 2013, HemCon concluded an asset sale with Bard Access Systems for its GuardIVa™ product plus associated intellectual property and trademark for $4,500 following on from a license and supply agreement in October 2012 for $500. GuardIVa™ has been classified as a discontinued operation in the Consolidated Statement of Operations. This sale and the proceeds which were realized facilitated the Company in emerging from Chapter 11 Bankruptcy. An amount of $1.5 remains outstanding as deferred consideration which is payable on achieving certain regulatory requirements. This deferred consideration will be paid to the Secured Creditors on receipt of same. GuardIVa™ is a hydrophilic foam based IV site dressing for use at Catheter insertion sites. The dressing incorporates HemCon micro dispersed oxidized cellulose technology an active hemostatic ingredient along with CHG a generic antibacterial agent.

On May 6, 2013, HemCon assigned and transferred all of its rights and interests in and to the LyP Product, free and clear of all claims, liens, encumbrances and, charges to LyP Sciences Inc. following the terms of the plan of Re-Organization. LyP Product has been classified as a discontinued operation in the Consolidated Statement of Operations and Balance Sheet.

The LyP Product originated from awarded military funding to develop a lyophilized (freeze-dried) human plasma (LyP) to improve survival of soldiers experiencing bleeding and coagulopathy.  LyP is a minimally altered plasma product created by thawing single donor plasma and transferring it into a robust package that undergoes a patent pending lyophilization process to remove the water.  Unlike today’s frozen plasma, which can take 45-90 minutes to thaw and deliver, HemCon’s LyP is prepared in less than two minutes to ensure the patient receives plasma quickly when it’s most needed – and rapidly corrects coagulopathies and minimizes the need for additional blood products.  LyP is room temperature stable, eliminating the need for freezers and thawing devices and enabling storage at the point of care to improve logistics and save lives.  LyP also reduces waste from unused thawed plasma and its rugged container prevents breakage rates seen as high as 40%.

	2013			2012			2011
	GuardIVa	LyP Product	Total	GuardIVa	LyP Product	Total	GuardIVa	LyP Product	Total
Revenues	4,882	590	5,472	1,505	3,741	5,246	534	4,858	5,392
Cost of Sales	42	590	632	256	4,820	5,076	176	4,858	5,033
Gross Profits	4,839	-	4,839	1,249	(1,079)	170	359	-	359

Project Income through Overhead Recovery	-	310	310	-	1,893	1,893	-	2,005	2,005

Income (Loss) from discontinued operations, after tax	4,839	310	5,150	1,249	814	2,063	359	2,005	2,364

HemCon Medical Technologies, Inc.,
Debtor in possession
Notes to the Consolidated Financial Statements
Period Ended March 31, 2013 & Year Ended December 31, 2012 & 2011

(in thousands)

The carrying value of GuardIVa™ assets is NIL and liabilities are NIL, $184, and NIL as at March 31, 2013, December 31, 2012 and 2011. The carrying value of assets associated with discontinued operation LyP Product as at March 31, 2013, December 31, 2012 and 2011 is NIL. The carrying value of liabilities associated with discontinued operation LyP Product as at December 31, 2012 and 2011 is $7,169 and $10,937 respectively. Since the LyP liabilities were not transferred to the acquiree upon disposition, they were not segregated on the balance sheet as these obligations remained the responsibility of the Company after the disposition transaction.

No gain or loss has been recorded on the sale of GuardIVa™ as at December 31, 2012. It is expected a gain of $4,500 will be recorded in 2013.

$931 and $736 of Accrued Expenses subject to Court Approval are included as at March 31, 2013 and December 31, 2012 respectively. These costs relate to fees which have been incurred since the Petition date of April 10, 2012 which are subject to Court Approval for payment.

21.
Subsequent Events

On May 6, 2013, HemCon emerged from Chapter 11 with a confirmed Plan of Re-Organization following the sale of the Company under a quasi-363 auction to the successful bidder TriStar Wellness Solutions Inc (TWSI). The plan of Re-Organization includes the transfer and assignment of certain assets to LyP Sciences, Inc. and the cancellation of all the existing Equity Securities of the Company and the issue of 100 shares of newly-issued common stock to TWSI. LyP Sciences, Inc. will issue common stock to unsecured creditors in accordance with the terms of the Plan of Re-Organization.